Exhibit 99.1

           SUPERCONDUCTOR TECHNOLOGIES INC. ENHANCES SALES LEADERSHIP

    - HIRES 20-YEAR PLUS INDUSTRY VETERAN, TERRY WHITE, AS VICE PRESIDENT OF
                                WORLDWIDE SALES -

    SANTA BARBARA, Calif., April 19 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), the global leader in high-temperature superconducting (HTS) products for wireless voice and data applications, today announced Terry White has joined STI as Vice President of Worldwide Sales.

    Jeff Quiram, president and chief executive officer of STI, stated, "Terry White is an extremely successful sales professional with tremendous skills in building and motivating a world class sales team. His vast experience in selling complex telecom solutions to very large customers makes him a perfect fit for STI. I am thrilled Terry is joining our team."

    White, 53, has over 23 years of global sales and strategic business planning experience at world-class telecom companies. At his most recent position, he was instrumental in transforming Mahi Networks, Inc. from a research and development organization to a commercial enterprise by building a sales force within three months and securing seven major customers in 15 months. Prior to that, from 2002 to 2003, he served as vice president, global sales at Turnstone Systems, Inc. From 1992 to 2001, White held various senior level executive positions at ADC Telecommunications, including senior vice president, BIA global sales; and vice president, global sales. At Telco Systems Fiber Optics Corp., from 1986 to 1992, White served as Southeast region vice president and district sales manager. At Contel Gulf Division, from 1979 to 1986, he was a manager of network planning and engineering. White began his career at Engineering Associates, Inc.

    White stated, "The wireless marketplace is undergoing very significant change in both structure and technology. Wireless subscribers are just beginning to experience the benefits, such as wireless data transmission, emerging from these changes. STI has unmatched technology and provides important capabilities that enable these leading edge transitions. I am looking forward to the opportunity to drive sales growth and help expand our participation in this wireless network evolution."

    Mr. White holds a Bachelor of Arts degree from Kennesaw College where he studied business administration. He served in the U.S. Marines from 1971 to 1977.

    About Superconductor Technologies Inc. (STI)
    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is the global leader in developing, manufacturing, and marketing superconducting products for wireless networks. STI's SuperLink(TM) Solutions are proven to increase capacity utilization, lower dropped and blocked calls, extend coverage, and enable higher wireless transmission data rates. SuperLink(TM) Rx, the company's flagship product, incorporates patented high-temperature superconductor (HTS) technology to create a cryogenic receiver front-end (CRFE) used by wireless operators to enhance network performance while reducing capital and operating costs. Almost 4,550 SuperLink Rx systems have been shipped worldwide, logging in excess of 73 million hours of cumulative operation.

    SuperLink is a trademark of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    Safe Harbor Statement
    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: STI's ability to expand its operations to meet anticipated product demands; the ability of STI's products to achieve anticipated benefits for its customers; the anticipated growth of STI's target markets; unanticipated delays in shipments to customers; and STI's ability to operate its business profitability. Forward-looking statements can be affected by many other factors, including, those described in the Business and MD&A sections of STI's most recent Annual Report on Form 10-K filed March 16, 2005. The Form 10-K is available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

     Contact
     For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

SOURCE  Superconductor Technologies Inc.
    -0-                             04/19/2005
    /CONTACT: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc./
    /Web site:  http://www.suptech.com /